Exhibit 99.5

Schedule II

PENSKE AUTOMOTIVE GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

Description	Balance at Beginning of Year	Additions	Deductions, Recoveries, & Other	Balance at End of Year

Year Ended December 31, 2013
Allowance for doubtful accounts	$2.8	$1.0	$(0.4)	$3.4
Tax valuation allowance	14.6	1.6	(1.6)	14.6
Year Ended December 31, 2012
Allowance for doubtful accounts	$2.0	$0.8	$—	$2.8
Tax valuation allowance	11.8	3.0	(0.2)	14.6
Year Ended December 31, 2011
Allowance for doubtful accounts	$1.8	$1.0	$(0.8)	$2.0
Tax valuation allowance	7.3	8.8	(4.3)	11.8